As filed with the Securities and Exchange Commission on April 9, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

METABASIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0753322
(State or Other Jurisdiction of Incorporation	(I.R.S. Employer Identification No.)
or Organization)

11119 North Torrey Pines Road

La Jolla, CA  92037

(858) 587-2770

(Address of Principal Executive Offices)

Metabasis Therapeutics, Inc.

Amended and Restated 2001 Equity Incentive Plan

2004 Non-Employee Directors’ Stock Option Plan

2004 Employee Stock Purchase Plan

(Full Title of the Plans)

Paul K. Laikind, Ph.D.

President and Chief Executive Officer

Metabasis Therapeutics, Inc.

11119 North Torrey Pines Road

La Jolla, CA  92037

(Name and Address of Agent for Service)

(858) 587-2770

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Frederick T. Muto, Esq.

Jason L. Kent, Esq.

Cooley Godward Kronish LLP

4401 Eastgate Mall

San Diego, CA  92121

(858) 550-6000

CALCULATION OF REGISTRATION FEE

			Proposed
Title of Each Class			Maximum	Proposed Maximum
of Securities to	Amount to be		Offering	Aggregate	Amount of
be Registered	Registered (1)		Price per Share (2)	Offering Price (2)	Registration Fee

Common Stock issuable under the Amended and Restated 2001 Equity Incentive Plan (par value $0.001 per share)	1,000,000 shares	(3)	$7.40	$7,400,000.00	$228.00
Common Stock issuable under the 2004 Non-Employee Directors’ Stock Option Plan (par value $0.001 per share)	100,000 shares	(4)	$7.40	$740,000.00	$23.00
Common Stock issuable under the 2004 Employee Stock Purchase Plan (par value $0.001 per share)	371,885 shares	(5)	$7.40	$2,751,949.00	$85.00
Total	1,471,885 shares		N/A	$10,891,949.00	$336.00

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the 1933 Act, this Registration Statement also registers any additional shares of the Registrant’s common stock, par value $0.001 per share, or the Common Stock, as may become issuable under any of the plans as a result of any stock split, stock dividend, recapitalization or similar event.

(2)

This estimate is made pursuant to Rule 457(e) and Rule 457(h)(1) of the 1933 Act solely for purposes of calculating the registration fee.  The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on April 2, 2007, as reported on the Nasdaq Stock Market.

(3)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Amended and Restated 2001 Equity Incentive Plan, or the 2001 EIP, on January 1, 2007 pursuant to an “evergreen” provision contained in the 2001 EIP.  Pursuant to such provision, on the first day of the Registrant’s fiscal year from 2005 until 2014, the number of shares authorized for issuance under the 2001 EIP is automatically increased by a number equal to the lesser of: three percent of the fully-diluted shares of Common Stock outstanding on January 1 of the current fiscal year; 1,000,000 shares of Common Stock; or a lesser number of shares of Common Stock that may be determined each year by the Registrant’s board of directors.

(4)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2004 Non-Employee Directors’ Stock Option Plan, or the 2004 NEDSOP, on January 1, 2007 pursuant to an “evergreen” provision contained in the 2004 NEDSOP.  Pursuant to such provision, on the first day of the Registrant’s fiscal year from 2005 until 2014, the number of shares authorized for issuance under the 2004 NEDSOP is automatically increased by a number equal to the lesser of: 100,000 shares of Common Stock; or a lesser number of shares of Common Stock that may be determined each year by the Registrant’s board of directors.

(5)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2004 Employee Stock Purchase Plan, or the 2004 ESPP, on January 1, 2007 pursuant to an “evergreen” provision contained in the 2004 ESPP.  Pursuant to such provision, on the first day of the Registrant’s fiscal year from 2005 until 2014, the number of shares authorized for issuance under the 2004 ESPP is automatically increased by a number equal to the lesser of: one percent of the fully-diluted shares of Common Stock outstanding on January 1 of the current fiscal year; 500,000 shares of Common Stock; or a lesser number of shares of Common Stock that may be determined each year by the Registrant’s board of directors.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8 NOS. 333-116545, 333-125322 AND 333-133096

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans are effective. The Registrant previously registered shares of its Common Stock for issuance under the 2001 EIP, the 2004 NEDSOP and the 2004 ESPP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission, or SEC, on June 16, 2004 (File No. 333-116545), May 27, 2005  (File No. 333-125322) and April 7, 2006 (File No. 333-133096).  Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the Registration Statement.

(2)   That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(4)   That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)   That, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 9, 2007.

METABASIS THERAPEUTICS, INC.

By:	/s/ Paul K. Laikind
Paul K. Laikind, Ph.D.
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints PAUL K. LAIKIND, PH.D. and JOHN W. BECK, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul K. Laikind	Director, Chief Executive Officer, President and Secretary	April 9, 2007
Paul K. Laikind, Ph.D.	(Principal Executive Officer)

/s/ John W. Beck	Senior Vice President of Finance, Chief Financial Officer and	April 9, 2007
John W. Beck, C.P.A.	Treasurer
(Principal Financial and Accounting Officer)

/s/ David F. Hale	Chairman of the Board	April 9, 2007
David F. Hale

/s/ Daniel D. Burgess	Director	April 9, 2007
Daniel D. Burgess, M.B.A.

/s/ Mark D. Erion	Executive Vice President of Research and Development,	April 9, 2007
Mark D. Erion, Ph.D.	Chief Scientific Officer and Director

/s/ Luke B. Evnin	Director	April 9, 2007
Luke B. Evnin, Ph.D.

/s/ Heinz W. Gschwend	Director	April 9, 2007
Heinz W. Gschwend, Ph.D.

/s/ Arnold L. Oronsky	Director	April 9, 2007
Arnold L. Oronsky, Ph.D.

/s/ William R. Rohn	Director	April 9, 2007
William R. Rohn

EXHIBIT INDEX

Exhibit Number	Description
4.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2 (1)	Amended and Restated Bylaws of the Registrant.

4.3 (1)	Form of Common Stock Certificate.

4.4 (1)	Stock Purchase Warrant dated February 6, 2001 issued to GATX Ventures, Inc.

4.5 (1)	Warrant to Purchase 26,000 Shares of Series C Preferred Stock dated February 6, 2001 issued to GATX Ventures, Inc., as amended July 26, 2001.

4.6 (1)	Warrant to Purchase 19,000 Shares of Series C Preferred Stock dated July 26, 2001, issued to GATX Ventures, Inc.

4.7 (1)	Warrant to Purchase 30,666 Shares of Series D Preferred Stock dated April 8, 2002, issued to GATX Ventures, Inc.

4.8 (1)	Form of Stock Purchase Warrant issued to participants in the Registrant’s Series C Preferred Stock financing dated July 18, 2000.

4.9 (1)	Form of Stock Purchase Warrant issued to participants in the Registrant’s Series D Preferred Stock financing dated October 18, 2001.

4.10 (1)	Form of letter agreement entered into between the Registrant and its warrantholders.

4.11 (1)	Letter agreement dated October 18, 2001 entered into between the Registrant and Sprout Capital IX, L.P. and its affiliates.

4.12 (1)	Amended and Restated Investors’ Rights Agreement dated October 28, 2003 between the Registrant and certain of its stockholders.

4.13 (2)	Securities Purchase Agreement dated September 30, 2005, by and among the Registrant and the individuals and entities identified on Exhibit A thereto (the “Securities Purchase Agreement”).

4.14 (2)	Form of Warrant issued pursuant to the Securities Purchase Agreement.

4.15 (3)	Warrant, dated November 2, 2006, issued by the Registrant to Kingsbridge Capital Limited.

4.16 (3)	Registration Rights Agreement, dated November 2, 2006, by and between the Registrant and Kingsbridge Capital Limited.

5.1	Opinion of Cooley Godward Kronish LLP.

10.2 (4)	Amended and Restated 2001 Equity Incentive Plan and Form of Stock Option Agreement thereunder.

10.3 (4)	2004 Non-Employee Directors’ Stock Option Plan and Form of Stock Option Agreement thereunder.

10.4 (4)	2004 Employee Stock Purchase Plan and Form of Offering Document thereunder.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

(1)	Filed as an exhibit to the Registration Statement on Form S-1 (No. 333-12437) originally filed on February 3, 2004 and incorporated herein by reference.

(2)	Filed as an exhibit to the Current Report on Form 8-K filed on October 5, 2005 and incorporated herein by reference.

(3)	Filed as an exhibit to the Current Report on Form 8-K filed on November 2, 2006 and incorporated herein by reference.

(4)	Filed as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed on March 13, 2007 and incorporated herein by reference.